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                                                                 Exhibit 11

             Statement re: Computation of Earnings (Loss) Per Share

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                December 31, 2001
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
Number of shares outstanding at January 1, 2001 (adjusted for 1-for-5
                                            reverse split in May 2001)                                                  5,217,140

Common stock issued during the year:


          Date                    Days                   Number of                 Weighted Average
         Issued               Outstanding                  Shares                  Number of Shares

   April 11, 2001               264                     427,120                          308,931
      May 1, 2001               244                      40,000                           26,740
     May 15, 2001               230                   1,777,778                        1,120,244
    July 16, 2001               168                         900                              414
   August 1, 2001               152                      58,800                           24,487
 October 30, 2001                63                      15,000                            2,589
 November 5, 2001                56                     225,000                           34,521
November 30, 2001                32                     232,600                           20,392

Weighted average number of shares issued during the year                                                                 1,538,318
                                                                                                                         ---------
                                                                                                                         6,755,458

                 Treasury Stock
Number of treasury shares at January 1, 2000 (adjusted for 1-for-5
                                            reverse split in May 2001)                   (32,483)

                                      Days                   No. of Shares
       Purchases                      Held                    Purchased
  January 1, 2001                     365                       2,344                      2,344
  February 1, 2001                    334                       2,344                      2,145
  February 2, 2001                    332                       7,680                      6,986
  February 5, 2001                    329                       5,300                      4,777
  February 6, 2001                    328                      61,200                     54,996
  February 7, 2001                    327                      70,000                     62,712
  February 9, 2001                    325                      12,400                     11,041
  February 12, 2001                   322                       5,000                      4,411
  February 13, 2001                   321                       5,000                      4,397
  March 1, 2001                       306                       2,344                      1,965
  April 1, 2001                       275                       2,344                      1,766
  May 1, 2001                         245                       2,344                      1,573
  June 1, 2001                        214                       2,344                      1,374
  July 1, 2001                        184                       2,344                      1,182
  August 1, 2001                      153                       2,344                        983
  September 1, 2001                   122                       2,344                        783
  October 1, 2001                      92                       2,344                        591
  November 1, 2001                     61                       2,344                        392
  December 1, 2001                     31                       2,344                        199
                                                                                        (164,618)

Weighted average number of treasury shares                                                                              (197,101)

Weighted average number of shares used in computing basic earnings per share                                           6,558,356 (A)

Dilution:


               Assumed conversion of Preferred Stock based on the
                 number of shares issued upon actual conversion                        1,985,997
               Assumed issuance of contingent shares                                     118,189
               Exercisable in the money stock options                                        434
                                                                                     -----------

                                                                                                                       2,104,620
                                                                                                                       -----------
Weighted average number of shares used in computing diluted earnings per share                                         8,662,976 (B)
                                                                                                                       ===========

                                                                                     Earnings (Loss)
                                                                                     ---------------
              Income from continuing operations                                      $ 2,089,524 (X)
              Loss from discontinued operations                                          590,000 (Y)
                                                                                     -----------
              Net loss                                                               $ 2,679,524 (Z)
                                                                                     ===========

                                                                                    Earnings Per                  Earnings Per
                                                                                     Share Basic                  Shares Diluted

Income from continuing operations                                          (X)/(A)        $ 0.32      (X)/(B)             $ 0.24

Loss from discontinued operations                                          (Y)/(A)       $ (0.09)     (Y)/(A)             $ 0.09

Net loss                                                                   (Z)/(A)        $ 0.41      (Z)/(A)             $ 0.41

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